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                                                                    Exhibit 23.5


                            INDEPENDENT AUDITOR'S CONSENT


    We consent to the incorporation by reference in the registration statement on Form S-2 of Premier Parks Inc. of our report dated March 21, 1996, with respect to the financial statements of FRE, Inc. as of December 31, 1995 and 1994 and the related statements of income, retained earnings and cash flows for the years then ended which report appears in the registration statement on Form S-2 (No. 333-16573) of Premier Parks Inc. and to the reference to our firm under the heading "Experts" in the Prospectus.



                             Nelson & Company

Gold River, California
January 27, 1997